UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29,  2010

REMEDENT, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-321-7080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 29, 2010, a certain Amendment No. 1 to First Fit Crown Distribution and  License Agreement (“First Fit Amendment”) between Remedent, Inc., a Nevada corporation (“Remedent, Inc.” or the “Registrant”), and its wholly-owned subsidiary, Remedent N.V., a corporation formed under the laws of Belgium (“Remedent N.V.”) (Remedent, Inc. and Remedent NV collectively referred to herein as the “Company”), and Den-Mat Holdings, LLC, a Delaware limited liability company (“Den-Mat”), pursuant to which the Company agreed to sell to Den-Mat all of the intellectual property or used by Company related to the First Fit product (“First Fit IP”) became effectuated upon Company’s receipt of Den-Mat’s countersignatures to the First Fit Amendment.  The First Fit Amendment amends the First Fit-Crown Distribution  and License Agreement dated June 3, 2009 between the Company and Den-Mat, pursuant to which Den-Mat was granted certain license and distribution rights relating to the First Fit IP and First Fit products.

The total purchase price for the First Fit IP consists of installment payments and royalty payments.  The  cash component of the purchase price of the First Fit IP is $2,850,000 to be paid in the form of cash in the following installments: (a) $50,000.00 upon delivery by Remedent to Den-Mat of a working prototype of the First Fit crown, (b) $525,000.00 on or before March 15, 2010 (c) $700,000.00 on June 30, 2010, and (d) $500,000 on December 31, 2010, June 30, 2011 and December 31, 2011. In connection with the execution of the First Fit Agreement, Den-Mat also agreed to make an advance cash payment of $75,000 to the Company towards the purchase price.  In addition to the cash component, Den-Mat agreed to pay Remedent a capital payment equal to a certain percent of Den-Mat’s net revenues generated by the sale of the First Fit products.

Concurrently with the execution of the First Fit Amendment, the Company and Den-Mat entered into Amendment No. 2 to the Amended and Restated Distribution, License and Manufacturing Agreement (“Glamsmile Amendment”) with Den-Mat pursuant to which certain provisions of a certain Amended and Restated Distribution, License and Manufacturing Agreement previously entered into by the Company and Den-Mat on June 3, 2009 and subsequently amended on August 11, 2009, were amended.  The Glamsmile Amendment became effective concurrently with the effectiveness of the First Fit Amendment.  Among other things, the Glamsmile Amendment (1) permits the Company to purchase its requirements for GlamSmile Products from another party, other than Den-Mat,  provided Company pays De-Mat a royalty payment on net revenues received by Company per unit/tooth, (2) decreases the percentage of securities to be covered in a warrant to purchase securities of B2C Market Subsidiary and the exercise price of such warrant to be issued to Den-Mat  in the event a B2C Market Subsidiary is formed under the terms set forth in such agreement, (3) expands the definition of “Excluded Market” to include Australia, Belgium, France and United Arab Emirates, and (4) provides a consulting fee, equal to a percentage of net revenues received by Den-Mat from the Sale of Unit/Teeth and trays, to the Company for its services, support  and certain additional consideration, (5) terminates certain provisions relating to minimum requirement obligations and rights, and (6) amends the formula for calculation a certain exit fee in the event of a change of control.

The foregoing description of First Fit Amendment and the Glamsmile Amendment are not complete and is qualified in its entirety by reference to such agreements, a copy of each which will be filed by the Company as exhibits to its upcoming Form 10-K for the year ending March 31, 2010.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

In connection with the First Fit Amendment, the Company completed the sale of the First Fit IP to Den-Mat when the final deliverables were delivered by both parties on March 29, 2010.  The  material terms and conditions of the acquisitions are set forth in the First Fit Amendment described under Item 1.01.  Accordingly, the information relating to the sale of the First Fit IP to Den-Mat under Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 7.01.    Regulation FD Disclosure.

On March 29, 2010, the Company issued a press release announcing the sale of the First Fit IP. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information, including Exhibit 99.1 furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the SEC shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated March 29, 2010 announcing sale of its First Fit Intellectual Property

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.,
a Nevada corporation

Dated: March 29, 2010	By:	/s/ Stephen Ross
Stephen Ross Chief Financial Officer